BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609

April 17, 2003

Dear Stockholder:

The 2003 Annual Meeting of Bar Harbor Bankshares will be held at 11:00 a.m. EST on Wednesday, May 28, 2003 in the Atlantic Oakes Conference Center, located next to the Bay Ferries Terminal on Route 3 in Bar Harbor, Maine. The Directors and Officers join me in inviting you to attend this meeting and the reception, which will follow.

Enclosed are the Clerk’s official Notice of Annual Meeting, a Proxy Statement and the Form of Proxy. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Annual Meeting if you are unable to attend. Please also complete the reception postcard and mail it separately from the Form of Proxy if you will be attending the reception.

We look forward to seeing you on May 28th. Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,

/s/Joseph M. Murphy

Joseph M. Murphy
President and
Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

Each stockholder is urged to fill in, date and sign the enclosed form of proxy and mail it in the envelope provided.

If you attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.

BAR HARBOR BANKSHARES

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2003

        Notice is hereby given that the Annual Meeting of the Stockholders of Bar Harbor Bankshares will be held at the Atlantic Oakes Conference Center on Route 3 in Bar Harbor, Maine on Wednesday, May 28, 2003 at 11:00 a.m. EST to consider and act upon the following proposals.

        To elect four persons to serve as Directors for a term of three years.
        To elect two persons to serve as Directors for a term of two years.
        To elect two persons to serve as Directors for a term of one year.
        To set the number of Directors for the ensuing year at 14.
        To ratify the Board of Directors’ selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company and its Subsidiaries for the ensuing year.
        To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record as of the close of business on April 7, 2003 will be entitled to notice of and to vote at the meeting.

        By Order of the Board of Directors

        Marsha C. Sawyer, Clerk

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY MAY 28, 2003

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Bar Harbor Bankshares (the Company) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders (the Meeting). The Meeting will be held on Wednesday, May 28, 2003 at 11:00 a.m. EST at the Atlantic Oakes Conference Center on Route 3 in Bar Harbor, Maine. The official Notice of the Annual Meeting of Stockholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting. This Proxy Statement and the enclosed Form of Proxy will be mailed to the stockholders of the Company on or about April 17, 2003.

        Proxies are being solicited by the Board of Directors of the Company, (the "Board"), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally or by telephone, e-mail or facsimile transmission. The entire expense of solicitation, including costs of preparing, assembling and mailing the proxy material will be borne by the Company. These expenses are not expected to exceed the amount normally expended for an Annual Meeting at which Company Directors will be elected.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        As of March 25, 2003, the Company had outstanding 3,163,901 shares of its common stock (the Common Stock), par value $2 per share, each of which is entitled to one vote upon each matter presented at the Meeting. Only stockholders of record at the close of business on April 7, 2003 are entitled to vote at the Meeting. The presence at the Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. Assuming a quorum is present, action may be taken on any matter considered by the holders of a majority of the shares present and voting. Abstentions and shares otherwise not voting will not be deemed present and voting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

        The following table sets forth information with respect to the beneficial ownership of the Common Stock as of March 25, 2003, by (i) each person known by the Company to own beneficially more than five (5%) of the Company’s Common Stock, (ii) each current Director of the Company and each Nominee for Director on the Company’s Board of Directors, (iii) the Company’s named Executive Officers, and (iv) and all named Executive Officers and Directors as a group.

Name & Address of Beneficial Owner Directors, Nominees, and Executive Officers	Title of Class	Number of Shares Beneficially Owned	Percent of Class

Robert C. Carter, Machias ME	Common	1,900

Thomas A. Colwell, Deer Isle, ME	Common	5,400	*

Bernard K. Cough, Bar Harbor, ME	Common	126,830	4.01%

Peter Dodge, Blue Hill, ME	Common	4,260	*

Martha Dudman, Northeast Harbor, ME	Common	500	*

Dwight L. Eaton, Brooksville, ME2	Common	8,692	*

Ruth S. Foster, Ellsworth, ME	Common	3,350	*

Cooper F. Friend, Ellsworth, ME	Common	3,491	*

John P. McCurdy, Lubec, ME	Common	6,500	*

Joseph M. Murphy, Mt Desert, ME2	Common	22,796	*

Robert M. Phillips, Sullivan, ME	Common	1,200	*

Dean S. Read, Bar Harbor, ME2	Common	14,631	*

John P. Reeves, Bar Harbor, ME2	Common	14,910	*

Constance C. Shea, Mt Desert, ME	Common	1,000	*

Scott G. Toothaker, Ellsworth, ME	Common	0	*

David B. Woodside, Bar Harbor, ME	Common	750	*

Gerald Shencavitz, Mt Desert, ME2	Common	3,207	*
Total Ownership of all Directors and Executive Officers of Company as a group (17 persons)		250,617[1,3]	7.92%

1The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued an outstanding Common Stock.

2Includes shares over which present and former Executives have voting power under our 401 (k) Plan and options to purchase shares of common stock granted pursuant to our stock option plan which are exercisable within 60 days of March 25, 2003, as follows.

                                                                        401K Plan                           Exercisable Options

Dean S. Read                                                     756                                              12,875
Dwight L. Eaton                                          7,432                                                  -0-
Joseph M. Murphy                                             846                                              15,000
John P. Reeves                                          1,910                                                  -0-
Gerald Shencavitz                                             659                                                2,148

3Total Beneficial ownership includes, in the case of each Director, 31,360 shares (0.0099%) of the Common Stock held by two trusts which, for purposes of voting, are allocated equally among the Directors under the terms of the respective trust instruments. No Director has any other beneficial interest in such shares. Ownership figures for Directors and Nominees include Directors’ qualifying shares owned by each person named. The information provided is based on the records of the Company and on information furnished by the persons listed.

      Management is not aware of any arrangement, which could, at a subsequent date, result in a change in control of the Company.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively "Section 16 Persons") to file initial reports of ownership and reports of changes of ownership with the U.S. Securities and Exchange Commission (the "Commission"). Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on review of such reports provided to the Company and written representations that no other reports were required, during the reporting period ended March 25, 2003, all Section 16(a) filing requirements applicable to Section 16 Persons were properly met, except as follows:

        1. In October 2002, Mr. Scott G. Toothaker was elected to the Company Board of Directors. A timely Form 3 was not filed for Mr. Toothaker. However, at the date of such filing, Mr. Toothaker held no shares of Company common stock.

        2. In September 2002, Mr. Cooper F. Friend, a member of the Company’s Board of Directors, filed a Form 4 reporting an incorrect ownership number of 3,923 shares. An amended Form 4 was filed in February 2003 reflecting his correct ownership of 3,123 shares as of that date.

        3. In February 2003, Mr. Cooper F. Friend, a member of the Company’s Board of Directors, purchased 300 shares of Company stock. A timely filing was not made. A Form 4 filing was made to report this purchase in March 2003.

MANAGEMENT OF THE COMPANY

Directors and Nominees

        Company Management recommends the number of Company Directors for the coming year be set at 14. The Bylaws of the Company provide for no fewer than 9 or more than 27 Directors, with Directors serving staggered terms of three years.

        The Company is recommending that the shareholders endorse its plan to reorganize and unify the membership of the Bar Harbor Bankshares ("Company") and Bar Harbor Banking and Trust Company ("Bank") Boards. This consolidation will maintain two separate Board of Director entities, as required by law and regulation, but will consist of identical membership that will address governance matters for both entities at monthly joint meetings. It is anticipated this process will simplify Board oversight, improve communications and provide significant efficiencies for the governance process. In addition, it is believed the consolidation will provide for a broader membership from which to draw members of key Board Committees and share governance workloads in a more balanced fashion. This proposed structure is consistent with the Company’s governance structure from 1984 to 2000. Present Company Directors whose terms have not expired will remain in their prior voted terms. Bank Directors who will also move to the Company Board and new Company Director Nominees have been assigned differing terms on the Company Board to balance the membership in each of the three-year classes. Each proposed Company Director has been duly nominated and has consented to be named as a Director Nominee to serve if elected.

        Mr. Toothaker and Ms. Dudman were elected to the Company Board in October 2002 and February 2003 respectively, as allowed under Company By-laws. The Board of Directors has also nominated Mr. David Woodside for election to the Company Board of Directors. Mr. Toothaker, Ms. Dudman, and Mr. Woodside have been included with the Bank Directors comprising the slate of Nominees for approval by shareholders at the upcoming annual Meeting.

        Consistent with the Company’s plan to limit the number of management insiders on the Company Board to the Company’s CEO, Mr. Read is not standing for re-election as a Director. He will attend Board meetings as a non-voting member of executive Bank management.

        Mr. Cough is retiring from the Company and Bank Boards and Mr. Gilfillan from the Bank Board pursuant to age limitations under relevant Company and Bank by-laws provisions and, despite their long and dedicated service, are not able to stand for re-election.

        The following table sets forth for each Nominee and each Director continuing in office their name, age (as of April 7, 2003), year first elected or appointed as a Director of the Company, year of expiration of current term as a Director of the Company, principal occupation for at least the last five years, directorship (s) on the Subsidiary Boards of the Company, and directorship (s) in other for profit companies:

NOMINEES
Name	Age	Status	Nominated for a Term To Expire	Principal Occupation Now and for Past 5 Years	Directorship (s)
Robert M. Phillips	61	Nominee	2004	Director of Special Projects for Oxford Food (food processors), Cherryfield, Maine.	Director, Bar Harbor Banking and Trust Company since 1993. Director, BTI Financial Group since 2000.

Constance C. Shea	58	Nominee	2004	Real Estate Broker and 1/3 Owner of Lynam Real Estate Agency and 1/3 owner of L. S. Robinson Company (insurance and real estate).	Director, Bar Harbor Banking and Trust Company since 2001.

Martha T. Dudman	51	Nominee	2005	Consultant for not-for-profits. Author. Past President of 3-D Communications operating three area radio stations.	Director, Bar Harbor Bankshares since 2002. Director, BTI Financial Group since 2003.

David B. Woodside	51	Nominee	2005	President of Acadia Corporation, a corporation operating concession shops, a restaurant, and gift shops located in Acadia National Park and Bar Harbor, Maine.	Director, Acadia Corporation.

Robert C. Carter	60	Nominee	2006	Owner, Machias Motor Inn, Machias Maine.	Director, Bar Harbor Banking and Trust Company since 1996.

Peter Dodge	59	Nominee	2006	President and Insurance Agent with Merle B. Grindle Agency (insurance and real estate), Blue Hill, Maine.	Director, Bar Harbor Banking and Trust Company since 1987.

John P. McCurdy	72	Nominee	2006	Retired; formerly owner and operator of McCurdy Fish Company, Lubec, Maine.	Director, Bar Harbor Banking and Trust Company since 1979.

Scott G. Toothaker	40	Nominee	2006	Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, Maine.	Director, Bar Harbor Bankshares since 2002.

CONTINUING DIRECTORS
Name	Age	Year First Elected Director	Current Term to Expire	Principal Occupation Now and for Past 5 Years	Directorship (s)
Ruth S. Foster	73	1986	2004	Owner of Ruth Foster’s (retail clothing), Ellsworth, Maine. Formerly State Senator and Mayor of Ellsworth.	Director, Bar Harbor Bankshares. Director, Bar Harbor Banking and Trust Company since 1986.
Joseph M. Murphy	60	2002	2004	President and Chief Executive Officer of Bar Harbor Bankshares and BTI Financial Group. Formerly Executive Vice President, Retail Banking Group for WSFS Financial Corporation.	Director, Bar Harbor Bankshares. Chairperson and Director, Bar Harbor Banking and Trust Company since 2002. Director, BTI Financial Group since 2002.
John P. Reeves	68	1984	2004	Formerly served as President and Chief Executive Officer of the Company and the Bank until his retirement in December 1994. Chairperson of the Bank from October 1999 to March 2002.	Chairperson and Director, Bar Harbor Bankshares. Director, Bar Harbor Banking and Trust Company since 1970. Director, BTI Financial Group since 2002.
Thomas A. Colwell	58	1991	2005	President of Colwell Bros., Inc. (lobster pounding) of Stonington, Maine.	Director, Bar Harbor Bankshares. Director, Bar Harbor Banking and Trust Company since 1991.
Dwight L. Eaton	67	1988	2005

Retired February 2000. Formerly President and CEO of BTI Financial Group and Senior Vice President and Trust Officer of Bar Harbor Banking and Trust Company; Vice President of the Company from 1987 to 2000.

					Director, Bar Harbor Bankshares. Director of Bar Harbor Banking and Trust Company since 1988. Chairperson and Director of BTI Financial Group since 2000. Chairperson and Director, Acadia Corporation.
Cooper F. Friend	49	2002	2005	President of Friend & Friend, Inc., a recreational motor sports dealer. Partner in U-Store-It and Friend and Friend Realty. .	Director, Bar Harbor Bankshares. Director, Bar Harbor Banking and Trust Company since 1997. Director of BTI Financial Group since 2002.

        The Nominating Committee recommends Director Nominees for election to the Board to the Full Board. The Committee will consider Nominees recommended by stockholders if submitted in writing to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, Maine 04609, not less than three months in advance of the date of the Annual Meeting.

        During the major portion of 2002, a nine-member Board of Directors, a majority of who were independent of the Company’s management, provided oversight for the Company. The Board of Directors of the Company held a total of eleven regular meetings, one annual meeting, and three special meetings during 2002. The Bylaws of the Company provide for quarterly meetings. Each Director, with the exception of Scott G. Toothaker, attended at least 75% of the total number of Board and Committee meetings that he or she was eligible to attend. Mr. Toothaker attended one of the two meetings scheduled during the period in 2002 he was eligible.

Executive Officers

        Each principal, policy-making Officer of the Company and its Subsidiaries is identified in the following table, which also sets forth the respective office, age (as of April 7, 2003), and period served in that office for each person listed.

Name	Age	Year First Elected as Officer	Principal Occupation Now and for the Past 5 Years

Joseph M. Murphy	60	2002

President and Chief Executive Officer of Bar Harbor Bankshares and BTI Financial Group. Director of BTI Financial Group and Chairperson of the Board of Directors of the Bank since 2002. Formerly Executive Vice President, Retail Banking Group for WSFS Financial Corporation.

Dean S. Read	55	2000	President and Chief Executive Officer of the Bank since April 2000. President and Chief Executive Officer of Bar Harbor Bankshares April 2000 to February 2002. Director of BTI from April 2000 to May 2002. Formerly Senior Relationship Manager-Corporate Banking for KeyBank, N.A.

Gerald Shencavitz	49	2001	Chief Financial Officer, Senior Vice President, and Treasurer of the Company since June, 2001 and Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since 2001. Treasurer of BTI since 2001. Formerly Senior Vice President of the Bank.

           The Bylaws of the Company provide that the Executive Officers be elected annually by the Board of Directors and that the President, Chairperson of the Board, Treasurer and Clerk shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other Officers serve at the pleasure of the Chief Executive Officer.

Committees

Executive Committee

        The Bylaws of the Company provide that after each Annual Meeting of Directors, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2002 included Messrs. Reeves, Colwell, Murphy and Eaton. The Executive Committee did not meet in 2002.

        The Bylaws provide that the Board may elect or appoint such other Committees as it may deem necessary or convenient to the operations of the Company. The Board has appointed a standing Audit Committee, a standing Nominating Committee, and a standing Compensation Committee.

Audit Committee

        The Audit Committee and the Board of Directors have adopted a revised written charter setting forth the duties and responsibilities of the Audit Committee. The Audit Committee has the sole authority to appoint and replace the independent auditor, subject to applicable shareholder ratification. The Audit Committee is responsible for the compensation and oversight of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the review of quarterly financial statements; (iii) the system of financial controls management has established; and (iv) the internal audit, external audit and loan review processes. The current members of the Audit Committee include Messrs. Colwell, Friend, Reeves, and Ms. Foster. Mr. Colwell serves as Chairperson of the Committee. The Audit Committee met six times during 2002. See Appendix A for Report of Audit Committee and a copy of the Audit Committee Charter restated as of February 14, 2003.

Nominating Committee

        The Nominating Committee is responsible for screening candidates, recommending Nominees to the Company Board, and sponsoring new Director orientation and education. The Nominating Committee for 2002 was comprised of Messrs. Phillips, Murphy, Reeves, and Ms Foster. Messrs. Murphy and Reeves resigned their positions in January 2003 pursuant to provisions under the new Sarbanes-Oxley regulations. Ms. Shea and Mr. Dodge were voted to replace them. The Nominating Committee met twice during 2002. Ms. Foster serves as Chairperson of the Committee.

Family Relationships and Other Arrangements

        There are no family relationships among any Director, Executive Officer, or person nominated by the Company to become a Director or Executive Officer. There are also no arrangements or understandings between any Nominee, Director, Executive Officer, or associate of any of the foregoing and any other person pursuant to which the Nominee was or is to be elected as a Director or an Executive Officer. No person or entity listed above as the employer of an Officer, Director, or Nominee other than the Bank and BTI Financial Group, is an affiliate of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth all annual compensation received during each of the Company’s last three fiscal years by Joseph M. Murphy, Dean S. Read and Gerald Shencavitz who are policy making Executive Officers for whom compensation exceeded $100,000 in any year. The Company or the Subsidiary by which he was employed paid compensation for each named Executive Officer.

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP Payouts	All Other Compensation ($)

Joseph M. Murphy, President	2000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
and CEO Bar Harbor Bankshares	2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A
and BTI Financial Group	2002	191,388	7,140	48,872	N/A	90,000	N/A	0

Dean S. Read	2000	165,624	0	28,514	N/A	N/A	N/A	0
President and CEO, Bar Harbor	2001	183,672	500	2,741	N/A	45,000	N/A	0
Banking and Trust Company	2002	182,588	7,400	2,412	N/A	0	N/A	0

Gerald Shencavitz	2000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CFO, SVP and Treasurer,	2001	101,130	500	873	N/A	15,000	N/A	0
Bar Harbor Bankshares	2002	119,525	4,495	841	N/A	5,000	N/A	0

*Mr. Read served as President and CEO of the Company from April 2000 until February 2002, at which time Mr. Murphy assumed responsibilities as Company President and CEO.

        In addition to base salaries, amounts disclosed as salary include (a) any amounts deferred pursuant to the Company’s 401(k), which allows employees of the Company and any of its wholly owned Subsidiaries to defer up to 50% of their compensation, subject to applicable limitations in section 401(k) of the Internal Revenue Code of 1986, as amended, and (b) amounts deferred pursuant to the Company’s non-qualified deferred compensation plans described in this Proxy.

        Pursuant to a Non-Qualified Deferred Compensation Agreement, Mr. Read voluntarily deferred $19,425 in 2001 and $28,003 in 2000 of his base salary. These amounts are included in his base salary disclosed above.

        Additional items included in the Other Annual Compensation column include social club dues, relocation expenses, and imputed life insurance amounts.

INCENTIVE COMPENSATION

           The Company has an incentive compensation plan for which all employees, including the Executive Officers listed above, are eligible. There was no payment in 2001 but each employee received $500 in lieu of payment under the plan. For the year 2002, each employee of the Company received a payment equal to 4% of their salary. This payment was based upon meeting an established earnings threshold.

EQUITY COMPENSATION PLAN

            The following table provides information relating to option grants to our named Executive Officers pursuant to the Company’s Incentive Stock Option Plan during 2002

Options Granted During the Year Ended December 31, 2002

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	Percentage of total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)***
Joseph M. Murphy*	90,000	56.75%	$16.05	2/25/2010	$165,600

Gerald Shencavitz*	5,000	3.16%	$18.50	8/20/2010	$5,400

*Joseph M. Murphy, 90,000 shares to be vested over a six-year period in equal increments, at a base price of $16.05.

**Gerald Shencavitz, 5,000 shares to be vested over a five-year period in equal increments, at a base price of $18.50.

***The Black-Sholes option-pricing model was used to determine the value of the options granted at the date of grant. A risk free interest rate of 2.23%, a dividend yield of 3.93% and an exercise period of ten years were assumed in the model. The expected volatilities computed at the grant date for Mr. Murphy and Mr. Shencavitz were 11.9% and 18.6% respectively.

        The following table provides information as of December 31, 2002 with respect to the shares of Common Stock that may be issued under the Company’s Incentive Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, net of forfeits and exercised shares	Weighted Average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plan [excluding securities referenced in column (a)
	(a)	(b)	(c )
Equity compensation plans approved by security holders	326,105	$16.30	173,895
Equity compensation plans not approved by security holders	0	N/A	0
Total	326,105	$16.30	173,895

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Company Directors Eaton and Reeves, and Bank Directors Dodge and Phillips. Mr. Dodge serves as Chairperson of the Committee. The Company’s and the Bank’s Chief Executive Officers, Messrs. Murphy and Read, serve on the Committee in a non-voting, ex-officio capacity, as does the Bank’s Human Resource Officer, Marsha C. Sawyer. The Compensation Committee meets several times each year to review and make Executive’s salaries, overall compensation, and benefit recommendations for the ensuing year to the full Board of Directors.

Report of the Compensation Committee on Executive Compensation

        The Board of Directors has no formal compensation policy applicable to compensation decisions with respect to its Executive Officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Messrs. Read, Murphy and Shencavitz during the last fiscal year, the Board of Directors considered, among other factors, overall responsibilities, individual performance, years of service, and salary surveys of executive officers at comparable financial institutions in Maine and New England. The Board of Directors also reviewed the Company’s overall performance and the performance of the Company in relationship to that of other similarly situated financial institutions in Maine and New England.

The foregoing report to stockholders regarding compensation has been submitted by the 2002 Compensation Committee, including Messrs. Dodge, Reeves, Phillips, and Eaton along with non-voting, management members Messrs. Murphy, Read, and Ms. Sawyer.

Compensation of Directors

        The Directors of the Company, the Bank and BTI receive a fee of $300 for each meeting of the Company and Subsidiary Boards attended and $250 for each Committee Meeting attended. The fee paid for the attendance at the Annual Meeting is $500 per member of the Board of Directors. The Chairman of the Company Board receives an annual retainer of $3,000 in addition to meeting fees. The Chairman of the BTI Board receives an annual retainer of $1500 in addition to meeting fees. Meetings of the Board of Directors of the Company are held monthly. Those Directors of the Company who are also Executive Officers do not receive Director fees.

        Bernard K. Cough defers his Director fees. These fees are credited to an account established for that purpose. These deferred fees will be paid to Mr. Cough, or his designated beneficiary, upon his retirement as a Director.

EMPLOYEE BENEFIT PLANS

401(k) Plan

        The Company has a contributory 401(k) plan available to all employees. Employees may contribute between 1% and 50% of their compensation, to which the Company will match 50% of the first 3% deferred by an employee and 25% on the second 3% deferred. The Board of Directors voted to credit each eligible participant’s 401(k) account with 4% of salary for the years 2002, 2001 and 2000. Total Company contributions made were $321,085, $244,345, and $240,809 for the years ended December 31, 2002, 2001, and 2000, respectively.

Supplemental Executive Retirement Agreements

        The Company Board of Directors has authorized the Company, subject to any applicable regulatory requirements, to enter into Supplemental Executive Retirement Plans with Joseph M. Murphy, President and CEO of the Company and BTI, Gerald Shencavitz, Chief Financial Officer of the Company and Dean S. Read, President and CEO of the Bank. The terms of those supplemental retirement plans have not been finalized as of the date of this Proxy Statement, but are expected to provide for a stream of future payments in accordance with a defined vesting schedule upon retirement or termination of the named Executives, or in the event the Executive leaves the Company following a change of control. The Company has accrued amounts in accordance with generally accepted accounting principles, to provide for estimated future payment obligations under the Supplemental Executive Retirement Plans once finalized and effective. As of December 31, 2002, the Company accrued a total of $327,908 in connection with the plans authorized for Mr. Read and Mr. Shencavitz. The Company began accruing amounts on January 1, 2003 in connection with the plan authorized for Mr. Murphy. Implementation of these Supplemental Executive Retirement Plans is subject to compliance with applicable regulatory requirements and to review and final approval by the Company’s Board of Directors, and execution and delivery by the Company and the named Executive Officers of formal written agreements.

        Executive Officers of the Company are entitled to participate in certain group health, dental and life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its Subsidiaries.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors, Officers, principal stockholders, and their associates, including members of the Compensation Committee and Audit Committee. All such transactions have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. No such transactions have involved more than normal risk of collectability or presented other unfavorable features, and no loans outstanding to any Director, Officer, principal stockholder, or their associates in an amount in excess of $60,000 are non-accruing or past due or are otherwise considered to be potential problem loans.

Employment Contracts

Joseph M. Murphy

        The Company entered into a written employment agreement with Joseph M. Murphy (the "President") dated January 3, 2003 (the "Employment Agreement") in connection with his service as President and CEO of Bar Harbor Bankshares. The Employment Agreement provides for the payment of an annual base salary to the President of not less than $18,333.33 per month (an annualized rate of not less than $220,000.00 per annum). The Employment Agreement provides for a review of the President’s base salary not less than annually and may be adjusted at the Company’s sole discretion. The President is also eligible to participate in a performance compensation plan to be developed during 2003 by mutual agreement between the President and the Company. This performance compensation plan has not been finalized s of the date of this Proxy Statement. The Employment Agreement is for an initial term of two (2) years with provisions for automatic extensions of one (1) year each in the absence of notice from the Company of its intention not to extend the term of the Employment Agreement. The initial term of the Employment Agreement commenced on January 3, 2003 and continues through January 3, 2005, unless sooner terminated. The Employment Agreement contains restrictions on competition by the President with the Company during the term of the Employment Agreement and for a period of one (1) year following the cessation of the President’s employment with the Company regardless of reason. The Employment Agreement also provides, with limited exceptions, for a severance payment to the President in the event his employment is terminated within one (1) year following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment following a change in control is equal to two (2) times the President’s base annual salary plus incentive compensation payments earned and any accrued but unused vacation time. Both the Compensation Committee and the Board of Directors have reviewed and approved the Employment Agreement.

PERFORMANCE GRAPH

        The following graph illustrates the estimated yearly percentage change in the Company’s cumulative total shareholder return on its common stock for each of the last five years. Total shareholder return is computed by taking the difference between the ending price of the common stock at the end of the previous year and the current year, plus any dividends paid divided by the ending price of the common stock at the end of the previous year. For purposes of comparison, the graph also illustrates comparable shareholder return of American Stock Exchange (AMEX) banks as a group as measured by the AMEX Market Index and the peer group index as defined by AMEX. The graph assumes a $100 investment on December 31, 1997 in the common stock of each of the Company, the AMEX peer group banks and the AMEX Market Index as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1997.

        Market values for 1998, 1999, 2000, 2001, and 2002 are based on information obtained from the American Stock Exchange.

	1997	1998	1999	2000	2001	2002
Bar Harbor	100.00	90.74	70.57	59.18	78.59	90.01
Peer Group Index	100.00	104.23	86.98	88.44	110.89	129.84
Amex Market Index	100.00	98.64	122.98	121.47	115.87	111.25

SELECTION OF AUDITORS

        Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker as the principal independent accountant for the Company for the year 2003 be ratified. If the Board selection is not ratified, the Board will take action to appoint a different auditor for the Bar Harbor Bankshares and its Subsidiaries. It is anticipated that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting to respond to appropriate questions or to make a statement.

1. Audit Fees. The aggregate fees of Berry, Dunn, McNeil & Parker for the audits of Bar Harbor Bankshares’ and Subsidiaries financial statements at and for the year ended December 31, 2002 and reviews of Bar Harbor Bankshares’ quarterly reports on Form 10-Q were $86,500, of which an aggregate amount of $38,850 has been billed through December 31, 2002.

2. Audit Related Fees. The aggregate fees of Berry, Dunn, McNeil & Parker for the audit of the Bar Harbor Bankshares and Subsidiaries employee benefit plan, accounting consultations, Sarbanes-Oxley implementation issues, SEC reporting changes, and internal control reviews were $77,393, all of which has been billed through December 31, 2002.

3. Tax fees. The aggregate fees of Berry, Dunn, McNeil & Parker for the quarterly tax calculation review and preparation of the annual tax return for Bar Harbor Bankshares and Subsidiaries were $13,080, of which an aggregate amount of $5,180 has been billed through December 31, 2002.

4. All other fees: The aggregate fees of Berry, Dunn, McNeil & Parker rendered to Bar Harbor Bankshares and Subsidiaries for services other than those discussed above, primarily for the assistance with the strategic planning process and arbitration proceedings, were $13,795, all of which has been billed through December 31, 2002.

        No services were rendered by Berry, Dunn, McNeil & Parker to Bar Harbor Bankshares and Subsidiaries for financial information systems design and implementation or internal audit.

OTHER MATTERS

            Management knows of no other matters to be presented for action at the Meeting. If any other matters properly come before the Meeting, the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the person(s) voting the proxies.

FINANCIAL STATEMENTS

        A copy of the Company’s Annual Report is being provided to each stockholder with the Proxy Statement.

        THE COMPANY IS INCLUDING A COPY OF THE ANNUAL REPORT BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. UPON WRITTEN REQUEST, STOCKHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.

        Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on April 7, 2003, which is the record date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals for consideration at the 2004 Annual Meeting, which presently is scheduled for May 18, 2004. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than January 20, 2004, which is 120 days in advance of the proposed mailing date of the 2004 proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

        By Order of the Board of Directors

 /s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

 APPENDIX A

REPORT OF THE AUDIT COMMITTEE

  March 26, 2003

To the Board of Directors of Bar Harbor Bankshares:

         The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

         The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

         Each of the members of the Audit Committee is independent as defined under the listing standards of the American Stock Exchange as of December 31, 2002.

Thomas A. Colwell, Chair
Ruth A. Foster
Cooper F. Friend
John P. Reeves

BAR HARBOR BANKSHARES
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

  PURPOSE

  The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Bar Harbor Bankshares (the "Company") to assist the Board in their responsibilities to oversee the independence of the independent auditor and to evaluate the financial reporting practices, accounting policies, internal controls and disclosure controls structures of the Company and its subsidiaries.

  COMPOSITION

  The Committee will be comprised of at least three directors. The members of the Committee shall meet the independence and experience requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Act") and the rules and regulations of the Securities and Exchange Commission ("the Commission). Effective with the issuance of final regulations by AMEX, one member of this Committee must qualify as a "financial expert" as defined by those regulations. The members of the Committee shall be appointed by the Board on the recommendation of a Nominating Committee comprised entirely of independent directors to the extent required by AMEX rules. The Board may replace committee members. The Board will elect one Committee member as the Committee Chair.

  AUTHORITY

  The Committee has authority to investigate any matter or activity involving financial accounting, financial reporting, and the internal controls of the Company. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering and issuing an audit report and to any advisors employed by the Committee. All employees will be directed to cooperate with the Committee.
  MEETINGS

  The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Committee may, at its discretion, meet in separate executive sessions with the chief executive officer, chief financial officer, independent auditor and internal auditor. The Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent auditor attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  ATTENDANCE

  Committee members will strive to be present at all meetings.

  RESPONSIBILITIES AND DUTIES
  The Committee shall have the sole authority to appoint and replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall prepare the "Audit Committee Report" required by the Commission, Regulation S-K, Item 306, to be included in the Company’s annual proxy statement.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Act which are approved by the Committee prior to the completion of the audit.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee for ratification at its next scheduled meeting.

The Committee shall meet privately with the Independent Auditor as it deems necessary but in no event less frequently than may be required by AMEX rules.

The Committee shall be responsible for the review and oversight of all related party transactions entered into by the Company.

The Committee shall assist the Board in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the Commission; (ii) the review of quarterly financial statements; (iii) the system of internal controls and disclosure controls that management has established; and (iv) the internal audit, external audit and loan review processes. The Committee will make regular reports to the Board concerning its activities.

To fulfill its responsibilities and duties the Audit Committee shall:

    Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval in compliance with applicable Amex Audit Committee requirements. The charter is to be published as an appendix to the proxy statement every three years.
    Review the scope and general extent of the independent auditor’s annual audit. The Committee’s review should include an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit scope, including the major risk factors. The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of its audit procedures. The Committee will review annually with management the fee arrangement with the independent auditor.
    Discuss with management and the internal auditor and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.
    Review with management and the internal auditor and the independent auditor the Company’s accounting and financial reporting controls and disclosure controls and any special steps adopted in light of any material control deficiencies.
    Review with management, the internal auditor and the independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Solicit the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting. Review legal and regulatory matters that may significantly impact the financial affairs or operations of the Company.
    Review the independence of the independent auditor and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
    Review and discuss with financial management and the independent auditor the quarterly financial statements preferably prior to the release of earnings but no later than the filing of Form 10-Q. The review will focus on the impact of significant events, transactions and changes in accounting estimates considered by the independent auditor in performing its review of the Company’s interim financial statements. The Chair of the Committee, or another member designated by the Chair, may represent the entire Committee for purpose of this review.
    At the completion of the annual audit, review with management, internal audit and the independent auditor the following:
  The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.
  Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.
  Any significant changes to the audit plan and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditor during the audit, including access to all requested records, data and information. Inquire of the independent auditor whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused the auditor to issue a nonstandard report on the Company’s financial statements.
  Other required communications by the independent auditor under Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit and the quality of the Company’s accounting principles.
  If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

9. Meet with management, the internal auditor and the independent auditor to discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as "reportable conditions." The Committee should review responses of management to the reportable conditions from the independent auditor and receive follow-up reports on action taken concerning the recommendations.

10. Review the appointment, performance, replacement and compensation of the internal auditor. The internal auditor will report directly to the Committee Chairman and for administrative purposes to the CEO of Bar Harbor Bankshares.

11.  Review and approve the scope and any significant changes to the annual internal audit and loan review plans. Evaluate the internal auditor’s risk assessment of the Company’s activities used in developing the annual audit plan.

12. Receive reports of major findings from the internal auditor and evaluate management’s response in addressing the reported conditions.

13.  Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or disclosure controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls and disclosure controls.

14.  Ensure the rotation of the lead (or coordinating) independent audit partner having primary responsibility for the audit and the independent audit partner responsible for reviewing the audit as required by law.

15.  Recommend to the Board of the Company a policy for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

16.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

VII. Limitation of Audit Committee’s Role

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Restated and approved February 14, 2003